UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Subject Company: Phase Forward Incorporated

Commission File No.: 000-50839

Overview and Frequently Asked Questions

Overview

Oracle Buys Phase Forward

Expands Oracle’s solutions for the life sciences and healthcare industries

On April 16, 2010, Oracle announced that it has agreed to acquire Phase Forward, a leading provider of applications for life sciences companies and healthcare providers. The proposed transaction is subject to Phase Forward stockholder approval, regulatory approval and other customary closing conditions. Until the transaction closes, each company will continue to operate independently, and it is business as usual.

The life sciences and healthcare industries continue to focus on improving patients’ health and medical outcomes while addressing the cost of healthcare. With the addition of Phase Forward, Oracle expects to help health sciences customers better capture, access, manage and share clinical research and development and medical data. Customers are expected to gain greater insight into patient outcomes during drug development and during the provision of healthcare services. The complementary combination of Phase Forward and Oracle products is expected to accelerate the delivery of innovative therapies to patients and help control healthcare costs.

Phase Forward management and employees are expected to join Oracle as a part of the Oracle Health Sciences global business unit, ensuring the continuity of products and services delivery for Phase Forward customers, and bringing significant domain expertise to Oracle. Oracle’s ability to deliver Health Sciences SaaS-based offerings will accelerate as a result of the addition of Phase Forward’s capabilities.

Expected benefits for Health Sciences customers after the close of the transaction include the following:

• Provides greater transparency into patient outcomes for value-based healthcare

• Speeds time to market for drugs and therapies

• Improves data management, aggregation and analysis

• Provides greater choice with on-premise or SaaS-based offerings

PRODUCT OVERVIEW AND STRATEGY

What is the rationale for this acquisition?

The Health Sciences industry must become more efficient while accelerating patient-centered innovation. Due to economic and legislative pressures, health sciences organizations are seeking ways to contain costs, while increased regulatory scrutiny is requiring greater investment in safety monitoring during and after market approval. Optimized patient care is being impeded by paper-based or unstructured data capture. In addition, health sciences organizations are faced with a growing number of viable therapies and devices that need to be brought to market quickly while ensuring a more targeted application.

A modern, standards-based IT infrastructure will help life sciences and healthcare customers address the quality, cost and data access issues needed to speed safe therapies to patients. Merging clinical data with care delivery information is expected to better support personalized medicine, enable patient-centered innovation and better engage patients in their own care. In addition, the efficient use and reuse of clinical development and healthcare delivery data is expected to promote value-based healthcare ensuring the best care for the patient.

How does Phase Forward fit into Oracle’s Health Sciences strategy?

Oracle Health Sciences provides clinical study design, clinical trial and healthcare data management, clinical and healthcare analytics and healthcare interoperability solutions. Phase Forward’s life sciences and healthcare software streamlines the collection, management and analysis of medical data and safety information. Phase Forward’s offerings, combined with Oracle’s Health Sciences applications, are expected to allow researchers, developers, physicians, regulators and patients to more efficiently and securely contribute, capture, access and share data from drug development through patient care. Pharmaceutical and biotech companies, medical device firms, contract research organizations, regulators and healthcare providers can use this infrastructure to help improve patient care and to deliver safe therapies more quickly and efficiently to market.

CUSTOMERS AND PARTNERS

How is the transaction between Oracle and Phase Forward expected to benefit Phase Forward customers?

Phase Forward customers are expected to benefit from Oracle’s health sciences industry solutions that support processes that span life sciences and healthcare. The combination of Phase Forward and Oracle technology is expected to result in a more comprehensive offering and better integration of clinical development with research discovery, clinical management, manufacturing, financials and sales and marketing applications. Customers also benefit from an increase in investment in research and development and better access and reach through Oracle’s global support and services organizations.

How is the transaction expected to benefit partners?

Assuming the transaction closes, Phase Forward solutions are expected to become the foundation for Oracle’s Health Sciences SaaS-based solutions. This will give partners the opportunity to broaden their offerings to life sciences and healthcare customers. Oracle partners are expected to benefit from improved access, support and training for Phase Forward products and solutions. Phase Forward partners are expected to benefit from Oracle’s increased support of Phase Forward partners and increased investment in the combined solutions. Both companies’ partners are expected to benefit from the complementary solutions that provide an opportunity to increase business value and drive down the total cost of ownership through a modern integrated, standards-based solution that supports the convergence of life sciences and healthcare.

Business Continuity

Can I still purchase Phase Forward products?

Yes. Until the transaction closes, Phase Forward continues to operate as a separate business. Please contact your existing Phase Forward sales representative to assist you, or visit www.phaseforward.com  for contact information.

How is this expected to impact Phase Forward’s product roadmap?

Oracle plans to support customers’ investments in Phase Forward products, which will become a component of Oracle’s Health Sciences industry applications portfolio. Research and development investments in Phase Forward solutions are expected to increase after the closing as it will then be able to leverage Oracle’s $2.8 billion R&D budget.

Should Phase Forward customers continue to call Phase Forward customer support?

Yes. Until the transaction closes, Phase Forward continues to operate as a separate business. Phase Forward customers should continue to use existing Phase Forward contacts for support, professional services and sales to address immediate and ongoing needs. We will communicate all changes and transitions well in advance through these familiar channels.

Should Phase Forward customers continue to contact their Phase Forward sales representative?

Yes. Until the transaction is complete, Phase Forward continues to operate as a separate business and, until further advised, customers should continue to rely on existing relationships.

How is this acquisition expected to impact any existing project, deployment, or services engagements?

It is not expected that this transaction will impact any existing project, deployment or services engagements.

Will training on Phase Forward products continue?

Yes. Until the transaction is complete, Phase Forward continues to operate as a separate business. After the closing, we plan to combine Phase Forward’s education program with Oracle University. We want to ensure that our customers’ software provides the best possible service for their organizations, and we know excellent training is critical to reach that goal.

How does Oracle plan to maintain Phase Forward’s industry and domain expertise?

Phase Forward management and employees are expected to join the Oracle Health Sciences global business unit. The acquisition of Phase Forward demonstrates Oracle’s commitment to providing complete, open and integrated systems. Phase Forward employees will bring industry, product and services knowledge and expertise and are integral in the execution of our plans to grow Oracle’s Health Sciences business.

How will Oracle provide for a smooth integration of the two companies?

Oracle is experienced with integrating companies quickly and efficiently. Oracle is focused on customer and partner satisfaction and plans to provide a smooth transition without customer and partner disruption. After the transaction closes, Oracle will provide dedicated personnel from key functional areas for the Phase Forward integration and utilize proven templates and processes for repeatable success in integration. We will communicate regularly throughout this process to keep our customers, partners and employees well informed.

When is the acquisition expected to close?

The transaction is subject to Phase Forward stockholder approval, regulatory approval and other customary closing conditions. We expect the transaction to close in mid 2010.

Where can I find out more information about the proposed Oracle and Phase Forward combination?

For more information, please visit oracle.com/phaseforward or phaseforward.com/oracle.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Phase Forward Incorporated (“Phase Forward”) plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed merger with Pine Acquisition Corporation, pursuant to which Phase Forward would be acquired by Oracle Corporation (“Oracle”) (the “Merger”). Investors and security holders of Phase Forward are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about Phase Forward, Oracle and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all documents filed by Phase Forward with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Phase Forward by directing a written request to Phase Forward Incorporated, 77 Fourth Avenue, Waltham, Massachusetts 02451, Attention: Investor Relations. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

Phase Forward and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Phase Forward in connection with the proposed Merger. Information about those executive officers and directors of Phase Forward and their ownership of Phase Forward common stock is set forth in the proxy statement for Phase Forward’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2010, and is supplemented by other public filings made, and to be made, with the SEC by Phase Forward. Investors and security holders may obtain additional information regarding the direct and indirect interests of Phase Forward, Oracle and their respective executive officers and directors in the Merger by reading the proxy statement and other public filings referred to above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain items in this document may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involved certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability to complete the Merger in light of the various closing conditions, including those conditions related to regulatory approvals, the ability of the parties to consummate the proposed Merger; the impact of the announcement or the closing of the Merger on Phase Forward’s relationships with its employees, existing customers or potential future customers; the ability of Oracle to successfully integrate Phase Forward’s operations and employees; the ability to realize anticipated synergies and costs savings of the proposed Merger; and such other risks detailed in the Phase Forward’s Annual Report on Form 10-K filed with the SEC on February 26, 2010 and other reports filed with the SEC.

In addition, the statements in this document reflect the expectations and beliefs of Phase Forward and/or Oracle as of the date of this document. Phase Forward and Oracle anticipate that subsequent events and developments will cause their expectations and beliefs to change. However, while Phase Forward and Oracle may elect to update these forward-looking statements publicly in the future, they specifically disclaim any obligation to do so. The forward-looking statements of Phase Forward and/or Oracle do not reflect the potential impact of any future dispositions or strategic transactions, including the Merger, that may be undertaken. These forward-looking statements should not be relied upon as representing Phase Forward’s or Oracle’s views as of any date after the date of this document.

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